Form of

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of December 31, 2008 to that certain Securities Purchase Agreement, dated as of June 29, 2006 (the “Agreement”), by and between Pipeline Data Inc., a Delaware corporation whose principal place of business is located at 1515 Hancock Street, Suite 301, Quincy, MA 02169 (the “Company”), and each of the Purchaser(s) identified on the signature pages thereto (including their successors and assigns, the “Purchaser(s)”). The parties to the Amendment are herein referred to as the “Parties” and other capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, on June 29, 2006 (the “Initial Closing Date”), pursuant to the Agreement, the Company sold, and each of the Purchasers party to the Agreement purchased, Senior Secured Convertible Notes due 2010 in the aggregate principal amount of $37,000,000 (the “Original Notes”); and

WHEREAS, pursuant to and in accordance with Section 5.5 of the Agreement, the Purchasers party to the Amendment, who hold at least 75% of the principal amount of the Original Notes, have consented to the amendment of the Agreement, the amendment and restatement of the Original Notes, and the issuance of amended and restated Original Notes in the form attached hereto as Exhibit A (the “Amended Notes”).

NOW, THEREFORE, IN CONSIDERATION of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions set forth herein, the Parties hereby agree as follows:

1.           Article I of the Agreement is hereby amended to amend and restate the following defined terms in their entirety:

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, or (b) the Convertible Preferred Stock pursuant to the ComVest Investment Agreement and the conversion by ComVest of the Convertible Preferred Stock into Common Stock or (c) issuances of Common Stock or Common Stock Equivalents after the date of the Amendment or (d) issuances of debt securities of the Company in accordance with the Amended Note.

“Required Minimum” means, for historic reference, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, which shall be none for the purposes of the Amendment.

“Securities” means the Amended Notes.

“Underlying Shares” means, for historic reference, shares of Common Stock issuable upon conversion of the Notes and the Warrant Shares, which shall be none for the purposes of the Amendment.

2.	Article I of the Agreement is hereby amended to add the following defined terms:

“Acquisition Subsidiary” means a subsidiary formed by the Company after the date of the Amendment and that is formed solely for the purpose of (1) acquiring, merging with and into, or otherwise consolidating with another Person or (2) acquiring the assets of another Person.

“Amended Notes” means the Amended and Restated Senior Secured Notes due June 29, 2011 (unless extended in accordance with the terms thereof) issued by the Company to each of the Purchasers as of the Second Closing Date.

“Amendment” means Amendment No. 1 to Securities Purchase Agreement made and entered into as of December 31, 2008 to the Agreement.

“ComVest” means Pipeline Holdings, LLC, a Delaware limited liability company.

“ComVest Investment Agreement” means that certain Stock Purchase Agreement, dated as of the date hereof, by and between ComVest and the Company relating to the issuance of the Convertible Preferred Stock by the Company. The ComVest Investment Agreement contemplates an initial issuance of common stock and Series A Convertible Preferred Stock and exchange of such initial issuance with the Convertible Preferred Stock.

“Convertible Preferred Stock” means the Company’s $15,000,000.00 liquidation preference of Series B Convertible Preferred Stock.

“Initial Closing Date” shall have the meaning set forth in the Amendment.

“Original Notes” shall have the meaning set forth in the Amendment.

“Restricted Subsidiary” means a subsidiary of the Company that is not an Acquisition Subsidiary.

“Second Closing” means the closing of the transactions contemplated by the Amendment and Amended Notes pursuant to Section 2.1(b).

“Second Closing Date” means the date of issuance of the Amended Notes by the Company to the Purchasers, to take place on February __, 2009.

“Transaction Documents” means the Amendment, the Agreement, the Amended Notes, the Security Agreement, the Subsidiary Guarantee(s) and the ComVest Investment Agreement.

3.           Section 2.1 of Article II of the Agreement is hereby amended and restated in its entirety as follows:

“2.1 Closing.

(a) On the Initial Closing Date, upon the terms and subject to the conditions set forth in the Agreement, concurrent with the execution and delivery of the Agreement by the parties hereto, the Company sold, and each of the Purchasers severally (and not jointly) purchased, the principal amount of the Original Notes set forth as the “Subscription Amount” on such Purchaser’s signature page to the Agreement ($37,000,000 in the aggregate), secured by a first priority lien, more fully described in the Security Agreement, on all assets of the Company, and Warrants to purchase up to, in the aggregate, 11,100,000 shares of Common Stock, issued on a pro rata basis to each Purchaser based on such Purchaser’s Subscription Amount.

Each Purchaser delivered to the Company via wire transfer immediately available funds equal to its Subscription Amount and the Company delivered to each Purchaser its Original Note and Warrants as determined pursuant to Section 2.2(a), and the other items set forth in Section 2.2 issuable at the Closing.

(b) On the Second Closing Date, subject to the terms and conditions set forth in the Amendment, concurrent with the execution and delivery of the Amendment by the parties thereto, the Company shall issue to the Purchasers the Amended Notes to reflect an increase in the aggregate principal to $42,110,000 and the Purchasers shall surrender the cancelled Original Notes and cancelled Warrants and the Registration Rights Agreement shall be terminated.”

4.           The Company hereby agrees to issue the Amended Notes to the Purchasers on the Second Closing Date, and the Purchasers party to the Amendment, representing at least 75% of the principal amount of Original Notes currently outstanding, hereby agree, pursuant to Section 5.5 of the Agreement, to amend the Agreement and amend and restate the Original Notes, subject to the following terms and conditions:

(a) On the Second Closing Date, the Company shall deliver to counsel for the Purchasers with respect to each Purchaser the following:

(i)           an Amended Note, with the principal amount specified next to such Purchaser’s name on Exhibit B hereto, which amount is equal to such Purchaser’s Subscription Amount plus any interest accrued and unpaid thereon as of the date hereof, registered in the name of such Purchaser;

(ii)          evidence, satisfactory to the Purchasers in their discretion, of satisfaction and settlement of the Danzig liability for consideration of $2,000,000, the Charge.com domain name, and the retirement by the Company of the Danzig shares, and upon confirmation by the Purchasers that such satisfactory evidence has been received, CAMOFI Master LDC shall execute and deliver to the Company a release substantially in the form attached as Exhibit C hereto;

(iii)         a legal opinion of Sheila Corvino, Esq., counsel to the Company in form and substance satisfactory to the Purchasers in their discretion;

(iv)        a fully executed copy of the ComVest Investment Agreement and documents executed and delivered in connection therewith; and

(v)         such instruments, agreements and other documents as the Purchasers shall reasonably request in order to ensure that the Amended Notes remain secured by a perfected first priority lien on all the assets of the Company in accordance with and subject to agreed-to exceptions as set forth in the Transaction Documents.

(b) On the Second Closing Date, each Purchaser shall deliver or cause to be delivered to counsel for the Company the following:

(i)	the Amendment;
(ii)	such Purchaser’s cancelled Original Notes; and
(ii)	such Purchaser’s cancelled Warrants;

(c) The obligations of the Purchasers hereunder are subject to the following closing conditions being met:

(i)           the satisfaction of all conditions precedent under, and the closing of the transactions contemplated by, the ComVest Investment Agreement; and

(ii)          the delivery by the Company of the items set forth in Section 4(a) of the Amendment.

5.           The Company and the Purchasers hereby acknowledge that the conditions in Article II of the Agreement with respect to the issuance of the Original Notes were satisfied or waived as of the Initial Closing Date.

6.           The Company hereby reaffirms, represents, warrants and covenants to the Purchasers that as of the date hereof, the representations and warranties (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) set forth in Section 3.1 of Article III of the Agreement, as amended and restated hereunder, are true and correct in all respects on the date hereof as if made on the date hereof. The Company hereby represents and warrants to the Purchasers that except as set forth in Schedule 6(a) hereto, the Company is not involved in any material litigation. The following paragraphs of Section 3.1 of Article III of the Agreement are hereby amended and restated in their entirety as follows:

“(f) Issuance of the Securities. The Securities are duly authorized, were issued and paid for in accordance with the applicable Transaction Documents, and are duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. From and after the Second Closing, none of the Securities, the Original Notes, the Amended Notes and the Warrants are convertible into any Common Stock of the Company. There is no duty to reserve from the Company’s duly authorized capital stock any shares of Common Stock for issuance of the Underlying Shares. The Company has not, and to the knowledge of the Company, no Affiliate of the Company has sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.”

“(ii) Accountants. The Company’s accountants are set forth on Schedule 3.1(ii) of the Disclosure Schedule. To the knowledge of the Company, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2008, are a registered public accounting firm as required by the Securities Act.”

7.           Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company that as of the date hereof, the representations and warranties (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) set forth in Section 3.2 of Article III of the Agreement are true and correct in all respects on the date hereof as if made on the date hereof.

8.	The following paragraphs of Article IV of the Agreement are hereby amended as follows:
(a)	Section 4.1(d) of the Agreement is hereby deleted in its entirety.
(b)	Section 4.5 of the Agreement is hereby amended and restated in its entirety as follows:

“4.5 Conversion and Exercise Procedures. From and after the Second Closing none of the Securities, the Original Notes and the Amended Notes shall be convertible into Common Stock. The Warrants shall not be exercisable into Common Stock. The Purchasers shall surrender their cancelled Original Notes and cancelled Warrants at the Second Closing.”

(c)	Section 4.12 of the Agreement is hereby amended and restated in its entirety as follows:

“4.12 Reservation and Listing of Securities. The Company shall not be required to maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents as none of the Original Notes, the Amended Notes or the Warrants are convertible into Common Stock.”

(d)	Section 4.13 of the Agreement is hereby amended and restated in its entirety as follows:

“4.13 Subsequent Equity Sales. There are no prohibitions relating to the Company entering into any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below) so long as any such Subsequent Financing is within Permitted Indebtedness and otherwise complies with the terms of the Transaction Documents. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreements, including but not limited to an equity line of credit, whereby the Company may sell securities at a future determined price tied to the market price of the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering.”

(e)	Section 4.17 of the Agreement is hereby amended and restated in its entirety as follows:

“4.17 Capital Changes. The Company shall not be prohibited from engaging in reverse and forward stock splits as well as other reclassifications of the Common Stock that do not change the pro rata allocation of economic or voting rights of stockholders.”

9.           Waiver. The Amendment provides for the waiver of (i) all late payments of interest or penalties prior to the date of this Amendment and the failure to comply with the Registration Rights Agreement and (ii) the events of default as set forth in the default notices attached hereto as Schedule 9 hereof (the “Subject Events of Default”). The Company has requested the Purchasers party hereto to waive the Subject Events of Default, and pursuant to Section 5.5 of the Agreement, the Purchasers have agreed to, and hereby do, waive such Subject Events of Default subject to the terms and conditions set forth herein; provided, that, the Purchasers hereby reserve all rights and remedies granted to the Purchasers under the Transaction Documents or other documents, applicable law or otherwise, and nothing contained herein shall be construed to limit, impair or otherwise affect the right of any Purchaser to declare a default or an Event of Default with respect to any future non-compliance with any other covenant, term or provision of the Transaction Documents or any other document now or hereafter executed and delivered in connection therewith.

10.          Registration Rights Agreement. Upon the effectiveness of the Amendment, the parties hereto agree that the Registration Rights Agreement shall be terminated. Failure of any Purchaser to execute this Amendment shall not invalidate the termination of the Registration Rights Agreement with respect to the Purchasers who executed the Amendment.

11.          Not later than the Second Closing Date, the Company shall reimburse the Purchasers for all reasonable fees and expenses of legal counsel incurred by the Purchasers in connection with the transactions contemplated hereunder.

12.          The Company acknowledges and agrees that the waiver set forth in Section 9 hereof is limited only to the Subject Events of Default as of the date of the Amendment, and except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by any Purchaser of any other provision of the Agreement, the Original Notes, the Amended Notes or any other Transaction Document, nor shall anything contained herein be construed as a consent by any Purchaser to any transaction other than those specifically consented to herein or in the Amended Notes. Except as expressly amended by the Amendment, the Agreement shall remain unchanged and in full force and effect. The Amendment is to be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its rules of conflict of laws. The Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument. The Amendment, together with the other Transaction Documents, sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. The Amendment cannot be changed, modified, amended or terminated except in a writing executed by the Parties in accordance with Section 5.5 of the Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused the Amendment No. 1 to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PIPELINE DATA INC.	Address for Notice:
_______________________________________ Name: Title:	Telephone: Facsimile:
With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

[PURCHASER SIGNATURE PAGES TO PIPELINE DATA AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused the Amendment No. 1 to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: ________________________________________________________

Signature of Authorized Signatory of Investing Entity: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Entity:________________________________________________

Address for Notice of Investing Entity:

Address for Deliver of the Amended Note (if not the same as above):

Principal Amount of the Amended Note:

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

SCHEDULE 6(a)

1.

On June 29, 2006, the Company entered into a $37 million convertible debt financing with a group of institutional investors. Under the terms of agreement, the Company issued convertible notes that accrue interest at a rate of 8% per annum, payable quarterly in arrears beginning on October 2, 2006. A member of the lending group which loaned our Company $1,000,000 is Iroquois Master Fund Ltd. On April 10, 2007, Iroquois Master Fund provided the Company a written default notice stating that the Company had failed to pay interest on their note and provided the Company with their wire details. Immediately upon receipt of the wire details, the Company made full payment of the interest due. The Company’s position is that there was miscommunication of payment details and a good faith attempt on the Company’s part to communicate this to Iroquois Master Fund. The Company’s position is after payment of interest, management believed in good faith that the matter was addressed to the satisfaction of both parties On April 20, 2007, the Company received a second default notice seeking penalties and stating their rights under default. The Company promptly paid the $3,406 penalty to the account provided. The lenders’ rights under default are the payment of 125% of the principal amount due plus interest and penalties. Iroquois Master Fund has filed suit against the Company on June 19, 2007 in the Supreme Court of the State of New York County of New York for breach of contract. The Company firmly believes that it has acted in good faith and plaintiff’s claim is without merit. The Company has retained counsel and will vigorously defend this action. The case citation is Iroquois Master Fund, Ltd. v. Pipeline Data, Inc., Index No. 602059/2007, Supreme Court of the State of New York, County of New York. While the case is still pending, the Company and Iroquois Master Fund, Ltd. have postponed further filings.

2.

On July 11, 2006, we acquired Valadata, Inc., a retail merchant credit card processing provider catering primarily to the restaurant industry. We also acquired a separate retail portfolio. The purchase price for Valadata was $5.4 million in cash and an additional $1.5 million over the next two years, subject to performance milestones. The purchase price for the separate retail portfolio was $500,000. The Company determined that the performance milestones were not met as of July 11, 2007 and that no further obligation exists to the former shareholders of Valadata, Inc. However, we did calculate the residuals of the underlying seller agents of Valadata and made milestone payments to all agents who reached their performance milestones. The former shareholders of Valadata, Inc. disagree with our determination. In October 2007, L60, Inc. (comprised of former Valadata shareholders) filed suit against Pipeline Data, Inc. in Maricopa County Superior Court. In its complaint, L60 alleges that Pipeline and Valadata breached certain agreements made in connection with Pipeline’s acquisition of Valadata, and seeks around $1.5M, plus attorneys’ fees and costs. Pipeline vigorously disputes the claims, has filed an answer denying any liability and has countersued plaintiff and various related parties for, among other things, breach of contract and tortious interference with contractual relationships. Pipeline’s counterclaims seek compensatory and punitive damages, as well as attorneys’ fees. In February of 2008, the Court dismissed Pipeline’s tort claims without prejudice to the extent they are grounded in their contracts with L60, but their contract claims against L60 and its principals remain, as well as a claim for tortious interference against a third party. The case has proceeded to discovery and deposition.

SCHEDULE 9

1.

A notice of default issued to the Company on April 10, 2007 from Iroquois Master Fund provided the Company a written default notice stating that the Company had failed to pay interest on the Original Note.

2.	A notice of default issued to the Company on April 20, 2007 from Iroquois Master Fund stating the Company had failed to pay penalties on the Original Note.

3.

A notice of default issued to the Company on August 13, 2008 from Midsummer Investment, Inc. stating the Company had failed to pay its interest on the Original Note and breach of the Registration Rights Agreement.

Exhibit A

Form of Amended Note

Exhibit B

Purchasers	Principal Amount of Amended Note

1. CAMOFI Master LDC	$13,656,000
$284,500

2. G. Tyler Runnels & Jasmine Niklas Runnels	$284,500

TTEES for The Runnels Family Trust DTD 1-11-2000

3. Highbridge International LLC	$1,422,500

4. Iroquois Master Fund Ltd.	$1,138,000

5. Midsummer Investment, Ltd.	$9,388,500

6. Booth & Co., Tax ID 36-6033750, c/o	$569,000

Premier RENN US Emerging Growth Fund

Limited, Account #PRN01/17-28085

7. The Frost National Bank, FBO Renaissance Capital	$569,000

Growth & Income Fund III, Inc., Trust No. W00740000

8. The Frost National Bank FBO Renaissance	$1,707,000

US Growth Investment Trust PLC, Trust No.

W00740100

9. The Frost National Bank, FBO US Special	$1,707,000
Opportunities Trust PLC, Trust No. W00118000

10. Rockmore Investment Master Fund Ltd.	$1,138,000

11. Satellite Credit Opportunities Fund, Ltd.	$9,104,000

12. Sheridan Opportunity Fund, L.P.	$1,138,000

EXHIBIT C

Acknowledgement and Release

Reference is made to (a) that certain Security Agreement dated as of June 29, 2006 (the “Security Agreement”) among Pipeline Data, Inc., a Delaware corporation (“PPDA”), all of the Subsidiaries of PPDA (including, without limitation, Charge.com, Inc., a Delaware corporation formerly known as Charge.com Acquisition, Inc. and wholly-owned subsidiary of PPDA (“Charge.com” and, together with PPDA, the “Debtors”), and CAMOFI Master LDC, as collateral agent for the Secured Parties (as defined in the Security Agreement); (b) any other agreement, document or instrument pursuant to which the Debtors have granted a security interest or other lien on any of their respective assets, properties or rights (such agreements, documents and instruments, together with the Security Agreement, the “Security Documents”); and (c) that certain Master Domain Name Transfer Documentation Escrow Agreement dated as of August 15, 2007 (the “Domain Name Escrow Agreement”) by and among (x) the Debtors, (y) Gregory Danzig and David Danzig (collectively, the “Shareholders”) and (z) Iron Mountain Intellectual Property Management, Inc. (“Iron Mountain”).

The undersigned hereby releases any security interest, lien and right (to the extent granted any such security interest, lien or right, whether under the Security Documents or otherwise) in, to or under the “charge.com” domain name (the “Domain Name”), it being acknowledged and agreed that ownership of the Domain Name was excluded from any security interest, lien or other right granted by the Debtors under the Security Documents if the Escrow Materials (as defined in the Domain Name Escrow Agreement) were to be released to the Shareholders.

Additionally, the undersigned hereby agrees that the following assets, properties and rights are inherent to the use of the Domain Name and the operation of a website using the Domain Name, and therefore hereby releases any security interest, lien and right (to the extent granted any such security interest, lien or right, whether under the Security Documents or otherwise) in, to or under the following assets, properties and rights:

(A)        the “charge.com” website (excluding PPDA’s or the Company’s digital signature technology and the programming code as of the date hereof, but including the programming code and content as of December 19, 2005) and any e-mail addresses that use or include the charge.com name (collectively, the “Website”);

(B)        the following “charge.com” marks (collectively, the “Marks”): (1) the CHARGE.COM mark represented by U.S. Patent and Trademark Office (“PTO”) Registration Number 2502133; and (2) the CHARGE.COM WE ARE E-COMMERCE mark represented by PTO Registration Number 2601124, and all filings, renewals and rights to make filings and renewals in respect of the Marks and all goodwill and common law rights associated with and in respect of the Marks;

(C)	the right to use the charge.com name;

(D)        the Company’s affiliate program as it pertains to charge.com, and all advertising, marketing, referral and link relationships, in all cases as they pertain to charge.com, providing links to the Domain Name or the Website (excluding any program participation of, or relationships with, Baron Design Group, Geoffrey Blakely, and RapidVector); and

(E)        all goodwill and common law rights associated with and in respect of the Domain Name and the items in clauses (A) thru (E) above (the Domain Name, together with the items in clauses (A) thru (E), collectively, the “Settlement Assets”).

The undersigned hereby agrees and covenants that the undersigned will not claim any interest or right in, to or under any of the Settlement Assets, whether under the Security Documents or otherwise, or bring any suit or proceeding in respect thereof, and consents to the filing of UCC-3 termination statements by the Debtors covering the Settlement Assets in respect of any UCC financing statements filed for the benefit of the undersigned against the Debtors.

To the extent that the Security Documents may be construed as requiring the undersigned’s consent for the transfer, assignment or conveyance of the Settlement Assets by the Debtors, the undersigned hereby consents to the transfer, assignment and conveyance of the Settlement Assets from the Debtors to the Shareholders and/or their respective designated affiliates (collectively, the “Danzigs”).

The Danzigs are intended third-party beneficiaries of this Acknowledgement and Release, and no amendment, modification or waiver may be made to this Acknowledgement and Release without their prior written consent.

This Acknowledgment and Release (i) is given in consideration for the Shareholders and the Debtors entering into the certain Second Amended and Restated Put Modification Agreement dated as of November 26, 2008 (the “Second Put Modification Agreement”) and the potential waiver of the Put Right (as defined therein) in accordance therewith; (ii) shall be effective upon delivery of original signature pages or facsimile copies thereof executed by each of the parties (or upon such signature pages being sent via e-mail to each of the Parties as a portable data format (pdf) file or image file attachment); and (iii) may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have entered into and signed this instrument as of the date written below.

Debtors:

Pipeline Data, Inc.

By:____________________________

Name:
Title:
Date:

Charge.com, Inc.

By:____________________________

Name:
Title:

Secured Creditors:

Name:_________________________________

By:____________________________________

Name:
Title:
Date: